Exhibit 32.3
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Annual Report of Triton International Limited (the “Company”) on Form 10-K/A (Amendment No. 1) for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian M. Sondey, Chairman of the Board, Director and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 27, 2017	/s/ BRIAN M. SONDEY Brian M. Sondey Chairman of the Board, Director and Chief Executive Officer